Exhibit 1

The Resource Group International Limited
Crawford House, 50 Cedar Avenue
Hamilton, HM 11, Bermuda

December   , 2021

Pinebridge Global Emerging Markets Partners II, L.P.

(formerly known as AIG Global Emerging Markets Fund II, L.P.),

American General Life Insurance Company

(Formerly AIG Annuity Insurance Company),

American General Life Insurance Company, and

The Variable Annuity Life Insurance Company

Dear Sirs/Madams,

Re:	The Resource Group International Limited (the “Company” or “we”) – Preference Share Repurchase

In connection with the proposed purchase (the “Redemption”) of an aggregate of [***] Series A Preferred Shares of the Company (the “Preference Shares”), with a par value of US$0.01 per share, held by each of Pinebridge Global Emerging Markets Partners II, L.P. (formerly known as AIG Global Emerging Markets Fund II, L.P.) (“GEMII”), American General Life Insurance Company (Formerly AIG Annuity Insurance Company), American General Life Insurance Company, and The Variable Annuity Life Insurance Company (each a “Seller” and collectively “Sellers,” or each and collectively “you”), as set forth in Schedule A to this letter agreement, we confirm the following:

1.              Purchase and Sale of Preference Shares. We hereby agree to purchase, and you hereby agree to sell and transfer, all of the Preference Shares in exchange for the aggregate consideration of $52,648,638.20 (the “Cash Consideration”) and [***] common shares of IBEX Limited (“IBEX”) (the “Share Consideration” or the “IBEX Shares” and together with the Cash Consideration, the “Purchase Price”), payable to each Seller in the amounts set forth in Schedule A to this letter agreement to the accounts set forth in Exhibit C (the “Payment Information”) at the Closing (as defined below). Once purchased, the Preference Shares will be treated as cancelled in accordance with the Companies Act 1981, as amended, of Bermuda. At the closing of the Redemption (the “Closing” and the date of such Closing, the “Effective Date”), (a) each Seller shall: (i) deliver to the Company any share certificates representing the Preference Shares, if issued, (ii) execute and deliver to the Company the assignment of rights under the Registration Rights Agreement, dated as of September 15, 2017 (the “IBEX Registration Agreement”), between the Company and IBEX in the form attached as Exhibit A (the “Assignment Agreement”); and (iii) deliver to the Company such other documentation as may be reasonably requested by the Company, the delivery of which is hereby acknowledged to be an express condition of the Company’s execution, delivery and performance of this letter agreement and the transactions contemplated hereby and (b) the Company shall deliver to each Seller (A) the Cash Consideration in the amounts set forth opposite such Seller’s name in Schedule A to this letter agreement to the accounts designated by each Seller in writing; and (B) the Assignment Agreement, duly executed by the Company. The Company shall, within 10 business days following January 2, 2022 or, if later, within 10 Business days of the Closing, deliver the applicable Share Consideration to each Seller to the accounts designated by each of the Sellers in writing to the Company. Additionally, the parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this letter agreement.

2.             Closing. The Closing shall take place remotely via the electronic exchange of documents and signatures at such time when each of the conditions set forth in Section 7 has been satisfied or waived, or at such other place, at such other time or on such other date as the Company and the Sellers may mutually agree in writing.

3.             Representations and Warranties of Sellers. Each Seller hereby warrants and represents to the Company, severally with respect to itself only, the following:

a.	Title to Preference Shares. Such Seller is the sole record and beneficial owner of the Preference Shares set forth opposite such Seller’s name on Schedule A to this letter agreement. Such Seller has valid and marketable title to such Preference Shares, free and clear of any pledge, lien, security interest, encumbrance, claim, option, voting agreement, or trust or restrictions of any nature (collectively, “Claims”), including vesting or repurchase rights of the Company other than as set out in the Purchase Agreement and the Registration Agreement (each as defined below). There are no agreements governing or affecting such Preference Shares other than as set out in the Purchase Agreement and the Registration Agreement. Upon the sale and transfer of such Preference Shares, and payment therefor, in accordance with the provisions of this letter agreement, the Company will acquire valid marketable title to the applicable Preference Shares, free and clear of any Claims (other than as set out in the Purchase Agreement and the Registration Agreement) or equitable interests and will acquire all of such Seller’s right, title and interest in and to such Preference Shares.

b.	Authority. Such Seller has taken all action necessary to permit it to execute and deliver this letter agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This letter agreement and each such other document and instrument, when duly executed and delivered by such Seller, will constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

c.	Consents. The execution, delivery and performance of this letter agreement by such Seller, the consummation of the transactions contemplated hereby, and compliance with or fulfilment of the terms, conditions, and provisions hereof by such Seller, will not:

(a)  contravene, conflict with, violate or cause a default under (with or without notice or lapse of time, or both) under any instrument, judgment, order, writ, decree, note, mortgage, lease, license, franchise, permit, contract, or other authorization, right, restrictions or obligation to which such Seller is a party or to which such Seller or any of its properties is bound; (b) be or constitute an event that results in the creation of any lien, charge or encumbrance upon the Preference Shares; (c) contravene, conflict or violate any provision of the certificate of incorporation or bye-laws of the Company or any statute, law, regulation, or rule to which such Seller is subject; or (d) require on the part of such Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency, other than any necessary approvals from the Bermuda Monetary Authority. There is no litigation, cause of action, claim or proceeding pending or, to the knowledge of such Seller, threatened, relating to or affecting such Seller’s Preference Shares or the right or ability of such Seller to execute, deliver and perform under this letter agreement.

d.	Sophisticated Seller. Such Seller (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this letter agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Preference Shares and the receipt of the Share Consideration, and (c) has independently and without reliance upon the Company, and based on such information and the advice of such advisors as such Seller has deemed appropriate, made its own analysis and decision to enter into this letter agreement. Such Seller has not relied on the Company for any information regarding the Company, the Share Consideration or the value of the Share Consideration. Such Seller acknowledges that neither the Company nor any of its officers, directors, employees, affiliates or agents is acting as a fiduciary or financial or investment adviser to such Seller, and that neither the Company nor any of its respective affiliates has given such Seller any investment or tax advice, opinion or other information on whether the sale of the Preference Shares is prudent. Such Seller acknowledges that (i) the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to such Seller and that may be material to a decision to sell the Preference Shares and receive the Share Consideration (“Seller Excluded Information”) and (ii) such Seller has determined to sell its Preference Shares notwithstanding its lack of knowledge of the Seller Excluded Information. Such Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and such Seller hereby consents to such reliance.

e.	Purchase Price. Such Seller acknowledges that (a) the price for the Preference Shares was negotiated with the Company at arm’s length, (b) the Preference Shares may have a value greater or less than the amount paid for the Preference Shares under this letter agreement and (c) any sale, financing, acquisition, merger, liquidation, dissolution, initial public offering or other corporate event regarding the Company or its assets (any of the foregoing, a “Company Corporate Event”) may in the future result in the payment by the Company or a third party of assets, funds or other proceeds to the Company’s shareholders or a change in the value of the Company’s capital such that the per share value attributed to the Company’s shares in such Company Corporate Event (either in an aggregate amount or on a per share basis) may be greater than the Purchase Price.

f.	Share Consideration. Such Seller represents and warrants that it is an "Accredited Investor" as defined in Regulation D under the Securities Act of 1933 (the “1933 Act”) and that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of its portion of the Share Consideration and is able to bear the economic risk of its portion of the Share Consideration for an indefinite period of time. Such Seller is acquiring its portion of the Share Consideration for its own account, with no present intention of selling or otherwise distributing the same to the public. This letter agreement is made with such Seller in reliance upon the representation that its portion of the Share Consideration will be acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of its portion of the Share Consideration.

g.	Understanding of Risks. Such Seller is fully aware of: (a) the highly speculative nature of the Share Consideration; (b) the financial hazards involved; (c) the lack of liquidity of the Share Consideration (which, for example, may prevent such Seller from being able to sell or dispose of its portion of the Share Consideration or use its portion of the Share Consideration as collateral for loans); and (d) the tax consequences of receiving its portion of the Share Consideration.

h.	Compliance with Securities Laws. Such Seller understands and acknowledges that, in reliance upon the representations and warranties made by such Seller herein, the transfer of the Share Consideration is not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act, but instead the transfer is being made under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or other applicable securities laws which may impose certain restrictions on such Seller’s ability to subsequently transfer its portion of the Share Consideration. Such Seller acknowledges that, because the Share Consideration has not been registered under the 1933 Act, such Seller may not transfer its portion of the Share Consideration unless exemptions from any applicable registration and qualification requirements are available. Such Seller has also been advised that exemptions from registration and qualification may not be available or may not permit such Seller to transfer all or any of its portion of the Share Consideration in the amounts or at the times proposed by such Seller.

4.             Representations and Warranties of the Company. The Company hereby warrants and represents to each Seller the following:

a.	Title to the IBEX Shares. The Company is the sole record and beneficial owner of the IBEX Shares. The Company has valid and marketable title to the IBEX Shares, free and clear of any Claims other than the requirements of applicable law (including but not limited to rules associated with the selling of restricted shares) and those Claims as set out in that certain Stockholder’s Agreement, dated as of September 15, 2017 (the “IBEX Stockholder’s Agreement”), between IBEX and the Company, and the IBEX Registration Agreement. There are no agreements governing or affecting the IBEX Shares other than as set out in the IBEX Stockholder’s Agreement and the IBEX Registration Agreement or otherwise set forth in the Bye-laws of IBEX and its other constitutional documents. Upon the sale and transfer of the IBEX Shares, and payment therefor, in accordance with the provisions of this letter agreement, each Seller will acquire valid marketable title to such Seller’s IBEX Shares, free and clear of any Claims or equitable interests other than restrictions associated with the sale of restricted stock, and will acquire all of the Company’s right, title and interest in and to the IBEX Shares.

b.	Authority. The Company has taken all action necessary to permit it to execute and deliver this letter agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This letter agreement and each such other document and instrument, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

c.	Consents. The execution, delivery and performance of this letter agreement by the Company, the consummation of the transactions contemplated hereby, and compliance with or fulfilment of the terms, conditions, and provisions hereof by the Company, will not:

(a)  contravene, conflict with, violate or cause a default under (with or without notice or lapse of time, or both) under any instrument, judgment, order, writ, decree, note, mortgage, lease, license, franchise, permit, contract, or other authorization, right, restrictions or obligation to which the Company is a party or to which the Company or any of its properties is bound; (b) be or constitute an event that results in the creation of any lien, charge or encumbrance upon the IBEX Shares; (c) contravene, conflict or violate any provision of the certificate of incorporation or bye-laws of the Company or any statute, law, regulation, or rule to which the Company is subject; or (d) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency, other than any necessary approvals from the Bermuda Monetary Authority. There is no litigation, cause of action, claim or proceeding pending or, to the knowledge of the Company, threatened, relating to or affecting the IBEX Shares or the right or ability of the Company to execute, deliver and perform under this letter agreement.

d.	Sophisticated Seller. The Company (a) is a sophisticated entity familiar with transactions similar to those contemplated by this letter agreement, (b) has adequate information concerning the business and financial condition of IBEX to make an informed decision regarding the sale of the IBEX Shares and the receipt of the Preference Shares, and (c) has independently and without reliance upon any Seller, and based on such information and the advice of such advisors as the Company has deemed appropriate, made its own analysis and decision to enter into this letter agreement. The Company has not relied on any Seller for any information regarding IBEX, the Preference Shares or the value of the Preference Shares. The Company acknowledges that neither Sellers nor any of their respective officers, directors, employees, affiliates or agents are acting as a fiduciary or financial or investment adviser to the Company, and that neither Sellers nor any of their respective affiliates have given the Company any investment or tax advice, opinion or other information on whether the sale of the IBEX Shares is prudent. The Company acknowledges that (i) Sellers currently may have, and later may come into possession of, information with respect to IBEX that is not known to the Company and that may be material to a decision to sell the IBEX Shares and receive the Preference Shares (“Company Excluded Information”) and (ii) the Company has determined to sell the IBEX Shares notwithstanding its lack of knowledge of the Company Excluded Information. The Company understands that Sellers will rely on the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

e.	Purchase Price. The Company acknowledges that (a) the price for the IBEX Shares was negotiated with Sellers at arm’s length, (b) the IBEX Shares may have a value greater or less than the amount paid for the IBEX Shares under this letter agreement and (c) any sale, financing, acquisition, merger, liquidation, dissolution, initial public offering or other corporate event regarding IBEX or any of its assets (any of the foregoing, an “IBEX Corporate Event”) may in the future result in the payment by IBEX or a third party of assets, funds or other proceeds to the shareholders of IBEX or a change in the value of IBEX’s capital such that the per share value attributed to IBEX’s shares in such IBEX Corporate Event (either in an aggregate amount or on a per share basis) may be greater than the value paid for the IBEX Shares hereunder.

f.	Access to Information. The Company has had access to all information regarding IBEX and its present and prospective business, assets, liabilities, properties, prospects and financial condition that the Company considers important in making the decision to sell the IBEX Shares and receive the Preference Shares.

g.	Solvency. On the date on which the Redemption is to be effected, there are reasonable grounds for believing that the Company is, and after the Redemption would be, able to pay its liabilities as they become due.

h.	PFIC. The Company is not, and, since formation, has never been, a “passive foreign investment company” within the meaning of section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

5.	Covenants.

a.	From the Effective Date until such date as GEMII no longer owns, directly or indirectly, at least 5% of the issued and outstanding securities of IBEX, the Company agrees to use commercially reasonable efforts (including without limitation by exercising its rights under the IBEX Stockholder’s Agreement, if applicable, and voting all shares of IBEX voting stock with respect to which the Company has voting control) to cause: (a) IBEX and its direct and indirect subsidiaries to not enter into any transaction with the Company or its non-IBEX affiliates if the transaction would have a materially adverse economic impact on IBEX, and (b) IBEX to maintain its listing on the Global Market of the Nasdaq Stock Market (or uplist to a higher tier, i.e., Global Select Market).

b.	Upon written request from GEMII, the Company shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause its subsidiaries, to promptly provide GEMII with any information reasonably necessary for GEMII (or any of its direct or indirect beneficial owners) to comply with any tax filing and reporting obligations, and any tax information requests from a governmental authority, in each case, in respect of GEMII’s ownership of the Preference Shares.

6.	General Releases.

a.	Release by Sellers. Each Seller, on behalf of itself and its affiliates, and effective only upon such Seller’s receipt of the entire Purchase Price, hereby releases (and covenants not to sue) the Company and, subject to the last sentence of this Section 6.a, each of its affiliates, subsidiaries, current and former shareholders and, in their capacities as such, directors[1], alternate directors, officers, members, agents, employees, attorneys, consultants and professional advisors (such persons, collectively, the “Company Released Parties”) from any and all demands, actions, causes of action, suits, counterclaims, set-offs, defences, controversies, acts and omissions, liabilities and other claims, both in law and in equity, known or unknown, suspected or unsuspected, which such Seller or any of its affiliates have or ever had against the Company Released Parties arising out of or relating to any period up to and including the Effective Date, in each case solely to the extent arising out of or related to the Company or such Seller’s interest in the Preference Shares (including breaches under, but not obligations arising after the closing under, that certain Preferred Stock Purchase Agreement, dated as of October 4, 2005, as amended on April 29, 2016 and January 1, 2019 (the “Purchase Agreement”), by and among the Company, TRG Pakistan Limited and the other parties signatory thereto or otherwise arising out of or relating to any agreements ancillary to the Purchase Agreement or the Preference Shares); provided, that, nothing in this Section 6.a shall be interpreted to release (i) any claims (or create a covenant not to sue on) arising out of this letter agreement applicable to such Seller or any Company Released Party’s obligation to comply therewith or (ii) any claims or rights to indemnification, exculpation or payment and/or reimbursement of expenses to which any Seller Released Party may be entitled to as a result of serving or having served on the Board of Directors of the Company, TRG Pakistan Ltd., or IBEX. Each Seller (x) understands that such Seller is releasing potential claims which are unknown to such Seller as of the date hereof, (y) hereby expressly waives all rights such Seller may have under law that is intended to protect such Seller from waiving unknown claims and (z) understands the significance of doing so. Notwithstanding anything to the contrary herein, neither Muhammad Ziaullah Khan Chishti nor any of his affiliates (other than TRG Pakistan, Ltd. and its subsidiaries) shall be Company Released Parties and no claims against Muhammad Ziaullah Khan Chishti or any of his affiliates (other than TRG Pakistan, Ltd. and its subsidiaries) are being released hereunder.

b.	Release by the Company. The Company, on behalf of itself and its affiliates, and effective only upon the Company’s receipt of the Preference Shares, hereby releases (and covenants not to sue) Sellers and each of their respective affiliates, subsidiaries, current and former shareholders and, in their capacities as such, directors, officers, members, agents, employees, attorneys, consultants and professional advisors (such persons, collectively, the “Seller Released Parties”) from any and all demands, actions, causes of action, suits, counterclaims, set-offs, defences, controversies, acts and omissions, liabilities and other claims, both in law and in equity, known or unknown, suspected or unsuspected, which the Company or any of its affiliates have or ever had against the Seller Released Parties arising out of or relating to any period up to and including the Effective Date, in each case solely to the extent arising out of or related to the Company or each Seller’s interest in the Preference Shares (including in respect of the Purchase Agreement or otherwise arising out of or relating to any agreements ancillary to the Purchase Agreement or the Preference Shares); provided, that, nothing in this Section 6.b shall be interpreted to release any claims (or create a covenant not to sue on) arising out of this Agreement applicable to the Company or any Seller Released Party’s obligation to comply therewith. The Company (x) understands that it is releasing potential claims which are unknown to it as of the date hereof, (y) hereby expressly waives all rights it may have under law that is intended to protect it from waiving unknown claims and (z) understands the significance of doing so.

c.	Purchase Agreement in Effect. Notwithstanding the foregoing releases set forth in Sections 6.a and 6.b, all parties hereto agree that the Purchase Agreement shall not be terminated as a result of the transactions set forth in this letter agreement or the foregoing releases set forth herein, and that such Purchase Agreement shall continue to be in full force and effect with respect to any and all obligations and rights relating to any Series A Convertible Preference Shares of the Company which continue to be held by the Sellers after the Effective Date.

7.             Conditions to the Obligations of Each Party. The obligations of the Sellers to consummate the Redemption are subject to the fulfilment at or prior to the Closing of the following conditions: (a) the representations and warranties of the Company contained in this letter agreement are true and correct on and as of the date hereof and on and as of the Effective Date with the same effect as though made at and as of such date, (b) the Company shall have duly performed and complied with all agreements, covenants and conditions required by this letter agreement, (c) the Company shall have received all consents required in connection with the Redemption and the transactions contemplated hereby, including any necessary approvals from the Bermuda Monetary Authority, and (d) the Company shall have received the joinder to the IBEX Registration Agreement duly executed by IBEX in the form attached as Exhibit B. The obligations of the Company to consummate the Redemption are subject to the fulfilment at or prior to the Closing of the following conditions: (x) the representations and warranties of each of the Sellers contained in this letter agreement are true and correct on and as of the date hereof and on and as of the Effective Date with the same effect as though made at and as of such date, (y) each of the Sellers shall have duly performed and complied with all agreements, covenants and conditions required by this letter agreement, and (z) the Company shall have received all consents required in connection with the Redemption and the transactions contemplated hereby, including any necessary approvals from the Bermuda Monetary Authority. From the date hereof until the Closing, each party hereto shall use all commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in herein. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this letter agreement.

8.             Termination. This letter agreement may be terminated at any time prior to the Closing by the Sellers if the Effective Date shall not have occurred on or prior to January 31, 2022, as such date may be extended from time to time by the Sellers. In the event of the termination of this letter agreement in accordance with this Section 8, this letter agreement shall be terminated and have no further force or effect, except that Section 10 shall survive any termination of this letter agreement. Termination shall not relieve any party for wilful breach of this letter agreement prior to termination.

9.             Acknowledgments. The Company and you agree that as of the Effective Date, any certificates in your name relating to the Preference Shares will be cancelled in accordance with the Company’s bye-laws, and the register of members of the Company will be amended accordingly.

10.           Miscellaneous. This letter agreement shall be governed by Bermuda law and the parties agree to submit to the exclusive jurisdiction of the Bermuda courts in respect thereof. This letter agreement is to be executed as a deed and may be executed in counterparts, which together shall constitute one agreement. This letter agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings. Except as may be required by applicable law, none of the parties hereto shall issue a press release or public announcement or otherwise make any public disclosure concerning this letter agreement or the transactions contemplated hereby, without prior approval of the other parties (which approval shall not be unreasonably withheld or delayed. This letter agreement may be amended only by a written agreement executed by each of the parties hereto and no amendment of or waiver of, or modification of any obligation under, this letter agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.

[SIGNATURE PAGE FOLLOWS]

Executed as a deed by:

The Resource Group International Limited		Pinebridge Global Emerging Markets Partners II, L.P.

/s/ Mohammed Khaishgi		By: Pinebridge GEM II G.P., L.P. Its: General Partner
By:	Mohammed Khaishgi
Title:	President, Chief Executive Officer, and Chairman	By: Pinebridge GEM II G.P., Co. Its: General Partner
Date:	December 19, 2021

By:
Title:
Date:

[Signature page to Repurchase Letter]

Executed as a deed by:

The Resource Group International Limited		Pinebridge Global Emerging Markets Partners II, L.P.

By: Pinebridge GEM II G.P., L.P.
Its: General Partner
By:	Mohammed Khaishgi
Title:	President, Chief Executive Officer, and Chairman	By: Pinebridge GEM II G.P., Co. Its: General Partner
Date:
/s/Pierre F.Mellinger
By: Pierre F.Mellinger
Title:
Date: December 19, 2021

[Signature page to Repurchase Letter]

Executed as a deed by:

The Resource Group International Limited		American General Life Insurance Company

/s/ Mohammed Khaishgi		By: AIG Asset Management (U.S.), LLC, as investment adviser
By:	Mohammed Khaishgi
Title:	President, Chief Executive Officer, and Chairman	By:
Date:	December 19, 2021	Name: Bill Lucas
Title: Managing Director

American General Life Insurance Company (Formerly AIG Annuity Insurance Company)

By: AIG Asset Management (U.S.), LLC, as investment adviser

By:
Name: Bill Lucas
Title: Managing Director

The Variable Annuity Life Insurance Company

By: AIG Asset Management (U.S.), LLC, as investment adviser

By:
Name: Bill Lucas
Title: Managing Director

[Signature page to Repurchase Letter]

Executed as a deed by:

The Resource Group International Limited		American General Life Insurance Company

/s/ Mohammed Khaishgi		By: AIG Asset Management (U.S.), LLC, as investment adviser
By:	Mohammed Khaishgi
Title:	President, Chief Executive Officer, and Chairman	By:	/s/ Bill Lucas
Date:		Name: Bill Lucas
Title: Managing Director

American General Life Insurance Company (Formerly AIG Annuity Insurance Company)

By: AIG Asset Management (U.S.), LLC, as investment adviser

By:	/s/ Bill Lucas
Name: Bill Lucas
Title: Managing Director

The Variable Annuity Life Insurance Company

By: AIG Asset Management (U.S.), LLC, as investment adviser

By:	/s/ Bill Lucas
Name: Bill Lucas
Title: Managing Director

[Signature page to Repurchase Letter]

Schedule A

Name of Shareholder	No. of Preference Shares	Cash Consideration		IBEX Shares
Pinebridge Global Emerging Markets Partners II, L.P.	[***]	US$	43,873,889.08	2,019,739
American General Life Insurance Company (fka AGL-DEL)	[***]	US$	2,924,916.37	134,649
American General Life Insurance Company	[***]	US$	2,924,916.37	134,649
The Variable Annuity Life Insurance Company	[***]	US$	2,924,916.37	134,649
TOTAL	[***]	US$	52,648,638.20	[***]

EXHIBIT A

Assignment Agreement

ASSIGNMENT OF RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of December , 2021, by and between Pinebridge Global Emerging Markets Partners II, L.P. (formerly known as AIG Global Emerging Markets Fund II, L.P.) (“GEMII”), AGL-DEL, American General Life Insurance Company, and The Variable Annuity Life Insurance Company (each a “Joining Party” and collectively the “Joining Parties”) and The Resource Group International Limited, a Bermuda exempted company (“TRG”).

W I T N E S S E T H

WHEREAS, TRG and IBEX Limited (f/k/a Forward March Limited) (“IBEX”) are parties to that certain Registration Rights Agreement, dated as of September 15, 2017 (as the same may be amended from time to time, the “Registration Rights Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement);

WHEREAS, Section 3.06 of the Registration Rights Agreement provides that TRG may assign all or a portion of its rights thereunder to any Person to which TRG (or such Affiliate of TRG) transfers ownership of all or any of its Registrable Securities, provided that the assign shall have executed and delivered to IBEX a counterpart to the Registration Rights Agreement, in which event the assign shall be deemed a Holder for all purposes of the Registration Rights Agreement;

WHEREAS, TRG intends to transfer a portion of its Registerable Securities to each Joining Party (the “Joining Party Transfer”) and desires to assign to each Joining Party certain rights held by TRG with respect to Registerable Securities so transferred;

WHEREAS, the Joining Parties have reviewed the terms of the Registration Rights Agreement; and

WHEREAS, the parties hereto have reviewed the terms of this Agreement and have determined that it is desirable and in their respective best interests to execute this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.       Assignment of Sponsor Rights Under the Registration Rights Agreement. By full execution and delivery of this Agreement, TRG hereby assigns to GEMII its rights under the Registration Rights Agreement with respect to the Registerable Securities transferred to GEMII by TRG. The assigned rights include the rights of a Holder and the rights of a Sponsor under the Registration Rights Agreement, which rights as a Sponsor include but are not limited to the right to make a Demand Request to IBEX. For the avoidance of doubt, following the foregoing assignment, TRG shall still be entitled to the rights of a Holder and the rights of a Sponsor under the Registration Rights Agreement with respect to the Registrable Securities held by TRG following the Joining Party Transfer.

2.       Assignment of Holder Rights under the Registration Rights Agreement. By full execution and delivery of this Agreement, TRG hereby assigns to all Joining Parties other than GEMII (the “AIG Parties”), the rights of (a) a non-Sponsor Holder under the Registration Rights Agreement other than under Sections 2.01(g), 2.02(h) and 2.03(b) thereof with respect to the Registerable Securities transferred to the AIG Parties by TRG and (b) a Sponsor in respect of the number of Registrable Securities to be included in a registration statement under Sections 2.01(g), 2.02(h) and 2.03(b) of the Registration Rights Agreement, which GEMII, the AIG Parties and TRG (and each of their present or future assigns) agree shall be allocated pro rata based on the number of Registrable Securities held at the time of such registration among them (including with respect to any cutbacks among them).

3.       Acceptance of Assignment. Each Joining Party hereby (A) accepts the assignment of rights set forth in Section 1 and Section 2 of this Agreement (B) accepts and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement as if it were an original signatory thereto, (C) shall be deemed to be, and shall be entitled to all of the rights and subject to all of the obligations of, a Sponsor and/or Holder thereunder (as applicable), and (D)    shall, upon executing and delivering to IBEX a counterpart to the Registration Rights Agreement, be added to Schedule A of the Registration Rights Agreement.

4.       Covenant. TRG agrees that it shall not amend or agree to amend the Registration Rights Agreement in a manner that would be adverse to a Joining Party’s rights under the Registration Rights Agreement, without such Joining Party’s prior written consent. Furthermore, TRG agrees to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

5.        Representations and Warranties.

(i)       This Agreement constitutes a valid and binding obligation enforceable against the parties hereto in accordance with its terms.

(ii)      The Joining Party has received a copy of the Registration Rights Agreement. The Joining Party has read and understands the terms of the Registration Rights Agreement and has been afforded the opportunity to ask questions concerning the Company and the Registration Rights Agreement.

6.        Full Force and Effect. Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

7.        Notices. All notices provided to the Joining Party shall be sent or delivered to the Joining Party at the address set forth on the signature page hereto unless and until the Company has received written notice from the Joining Party of a changed address.

8.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first above written.

JOINING PARTIES:

Pinebridge Global Emerging Markets Partners II, L.P.

By:	Pinebridge GEM II G.P., L.P.
Its:	General Partner

By:	Pinebridge GEM II G.P., Co.
Its:	General Partner

By:
Name:
Title:

Address:

AGL-DEL

By:
Name:
Title:

Address:

American General Life Insurance Company

By:
Name:
Title:

Address:

The Variable Annuity Life Insurance Company

By:
Name:
Title:

Address:

TRG:

THE RESOURCE GROUP INTERNATIONAL LIMITED

By:
Name:
Title:

Exhibit B

Joinder

JOINDER TO REGISTRATION RIGHTS AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made as of December , 2021 by the undersigned (each a “Joining Party” and collectively the “Joining Parties”) in accordance with that certain Registration Rights Agreement, dated as of September 15, 2017, between IBEX Limited (f/k/a Forward March Limited) (“IBEX”) and The Resource Group International Limited (“TRG”) (as the same may be amended from time to time, the “Registration Rights Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

W I T N E S S E T H

WHEREAS, Section 3.06 of the Registration Rights Agreement provides that TRG may assign all or a portion of its rights thereunder to any Person to which TRG (or such Affiliate of TRG) transfers ownership of all or any of its Registrable Securities, provided that such assign shall have executed and delivered to IBEX a counterpart to the Registration Rights Agreement;

WHEREAS, TRG has transferred a portion of its Registrable Securities to each of the Joining Parties pursuant to a letter agreement between TRG and the Joining Parties dated on or about the date hereof;

WHEREAS, TRG has assigned its rights under the Registration Rights Agreement with respect to such transferred Registrable Securities pursuant to an Assignment of Rights under the Registration Rights Agreement between TRG and the Joining Parties dated on or about the date hereof, a copy of which is attached as Exhibit A hereto (the “Assignment of Rights Agreement”); and

WHEREAS, pursuant to Section 3.06 of the Registration Rights Agreement, by executing and delivering this Agreement to IBEX, each of the Joining Parties shall become a party to the Registration Rights Agreement with the rights and obligations applicable to it as a Holder and Sponsor, as applicable, thereunder as contemplated by the Assignment of Rights Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.        Joinder of Registration Rights Agreement. By executing this Agreement, each Joining Party (A) accepts and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement as if it were an original signatory thereto, (B) shall be deemed to be, and shall be entitled to all of the rights and subject to all of the obligations of, a Holder and Sponsor, as applicable, to the extent contemplated by the Assignment of Rights Agreement thereunder, and (C) be added to Schedule A of the Registration Rights Agreement.

2.       Notices. All notices provided to any Joining Party shall be sent or delivered to such Joining Party at the address set forth on the signature page hereto unless and until IBEX has received written notice from such Joining Party of a changed address.

[Signature pages follow]

IN WITNESS WHEREOF, the Joining Parties have executed and delivered this Agreement as of the date first above written.

JOINING PARTIES:

Pinebridge Global Emerging Markets Partners II, L.P.

By:	Pinebridge GEM II G.P., L.P.
Its:	General Partner

By:	Pinebridge GEM II G.P., Co.
Its:	General Partner

By:
Name:
Title:

Address:

AGL-DEL

By:
Name:
Title:

Address:

American General Life Insurance Company

By:
Name:
Title:

Address:

The Variable Annuity Life Insurance Company

By:
Name:
Title:

Address:

By its execution below, IBEX Limited hereby acknowledges receipt of this Agreement and the Joining Parties’ rights under the Registration Rights Agreement as set forth in the Assignment of Rights Agreement.

Acknowledged and Accepted:

IBEX LIMITED

By:
Name:
Title:

Exhibit C

Payment Information

Your Cash Consideration will be delivered by wire transfer to the account set forth below. For international wires, please provide the SWIFT code (BIC) in the Fedwire ABA Number field and the complete IBAN in the Account Number field, if available.

Bank Name

Fedwire ABA Number/SWIFT

Name on Bank Account

Account Number/IBAN

FFC Account Name (if applicable)

FFC Account Number (if applicable)

Bank Contact/Telephone Number

**You agree that any error in payment (i.e. overpayment, duplicate payment, fraudulent payment, or otherwise) will be reversed through a debit to such account.

Notes About Wire Transfers:

•	The ABA Routing Number for “incoming FED WIRES” is in many times different than the ABA Routing Number used for direct deposit or the ABA Routing Number on the bottom of your check or deposit slip. Please always check with your bank to obtain the correct ABA Routing Number and wire instructions.